UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 6, 2025

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SENSATA TECHNOLOGIES HOLDING PLC
(Exact name of Registrant as specified in its charter)

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England and Wales	001-34652	98-1386780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

529 Pleasant Street
Attleboro, Massachusetts 02703, United States
(Address of Principal executive offices, including Zip Code)
+1(508) 236 3800
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Ordinary Shares - nominal value €0.01 per share	ST	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.05 Material Cybersecurity Incidents
On April 6, 2025, Sensata Technologies Holding plc (the “Company”) experienced a ransomware incident that has encrypted certain devices in the Company’s network. Upon discovery, Sensata immediately activated its response protocols, implemented containment measures, including proactively taking its network offline, and launched an investigation with the assistance of third-party cybersecurity professionals. In coordination with legal counsel, the Company has notified law enforcement about the matter and is supporting its investigation.
The incident has temporarily impacted Sensata’s operations, including shipping, receiving, manufacturing production, and various other support functions. While the Company has implemented interim measures to allow for the restoration of certain functions, the timeline for a full restoration is not yet known. The preliminary investigation has identified evidence that files were taken from the Company’s environment. The Company is working to identify and review the files involved and will take additional actions as appropriate based on its review, including notifying individuals and regulatory authorities in accordance with applicable law.
As of the date of this Form 8-K, Sensata does not expect this incident to have a material impact on the Company’s financial results and operations for the three months ended June 30, 2025; however, the full scope and impact of this incident is not yet known and could result in a future determination that the incident will be material to the Company's financial statements and results of operations. For the three months ended March 31, 2025, the Company expects revenue, adjusted operating income, adjusted net income, and adjusted earnings per share to be within or to slightly exceed the guidance ranges previously provided in its press release dated February 11, 2025.

Safe Harbor Statement
Statements in this Current Report on Form 8-K that are not historical facts, such as those identified by the use of words “anticipate,” “believe,” “could,” “estimate,” “expect,” “feel,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “would,” and similar expressions, are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements address the Company’s expectations or beliefs concerning future events, including the Company’s investigation of and containment efforts related to the cybersecurity incident and its impact on the Company’s financial condition and results of operations. These statements are made based on management’s views and assumptions as of the date of this report. Forward-looking statements by their nature address matters that are uncertain, and you are urged to view them with caution. A wide range of factors could materially affect future developments and performance, including but not limited to uncertainties related to the Company’s ongoing investigation of the cybersecurity incident and the possibility that the Company’s containment and remediation efforts may be unsuccessful. Detailed information about these and other risks is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and its other reports filed with the Securities and Exchange Commission. Except as required by applicable law, we do not undertake any obligation to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSATA TECHNOLOGIES HOLDING PLC

/s/ Richard Siedel
Date:	April 9, 2025	Name: Richard Siedel
Title: Vice President and Chief Accounting Officer

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